Exhibit 10.58

FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

This First Amendment to Employment Agreement (“Amendment”) is made and entered into effective as of the 8th day of December 2008, by and between MAUI LAND & PINEAPPLE COMPANY, INC. (“Company”), a Hawaii corporation, whose principal place of business is in the State of Hawaii, and DAVID C. COLE (the “Executive”).

WHEREAS, Company and Executive entered into an Employment Agreement, which was made effective as of the 6th day of October 2003 (the “Employment Agreement”), providing for the terms and conditions of the employment of Executive with Company.

WHEREAS, pursuant to Section 20 of the Employment Agreement, Company and Executive wish to amend certain terms and provisions of the Employment Agreement.

WHEREAS, except as specifically amended hereby, the terms and provisions of the Employment Agreement shall continue in full force and effect.

NOW, THEREFORE, in consideration of the premises and promises contained herein, the parties agree as follows:

1.                                       Section 8(g) of the Employment Agreement is hereby amended to read in its entirety as follows:

“Definition of Resignation for Good Reason. A resignation for good reason will occur if Executive resigns his employment due to the occurrence of any of the following conditions, without Executive’s written consent; provided that Executive provides written notice to Company of the existence of any such condition within ninety (90) days of its initial existence and Company fails to remedy the condition within thirty (30) days of receiving such notice.  Notwithstanding the preceding sentence, if Executive does not resign within nine (9) months of the occurrence of a condition described below, Executive is deemed to have consented and acquiesced to the condition which shall not thereafter constitute “Good Reason”:

(i)                                     a material diminution in Executive’s base compensation;

(ii)                                  a material diminution in Executive’s authority, duties, or responsibilities;

(iii)                               a material diminution in the authority, duties, or responsibilities of the supervisor to whom Executive reports, including a requirement that Executive report to a corporate officer or employee instead of reporting directly to the board of directors of the Company;

(iv)                              a material diminution in the budget over which Executive retains authority;

(v)                                 a material change in the geographic location at which Executive is required to perform services to the Company pursuant to the Employment Agreement; or

(vi)                              any other action or inaction that is a material breach by the Company of the Employment Agreement.

2.                                       Except as otherwise set forth in this Amendment, the terms and conditions of the Employment Agreement shall remain in full force and effect.

3.                                       This Amendment and the Employment Agreement contains the entire understanding and agreement between the parties concerning the subject matter of this Amendment and the Employment Agreement, including, but not limited to, Executive’s employment and termination of employment with Company, and supersedes all prior agreements, understandings, discussions, negotiations and undertakings, whether written or oral, between the parties with respect hereto and thereto.

4.                                       No provision in this Amendment may be amended or waived unless such amendment is in writing and signed by Executive and an authorized representative of Company.  No waiver by either party of any breach by the other party of any condition or provision contained in this Amendment to be performed by such other party shall be deemed a waiver of a similar or dissimilar condition or provision at the same or any prior or subsequent time.

5.                                       Company and Executive have each been represented by experienced legal counsel in the negotiation and drafting of this Amendment and the Employment Agreement and agree that this Amendment will not be interpreted as the product of either party alone.

6.                                       This Amendment shall be governed by and construed and interpreted in accordance with the laws of Hawaii without reference to any otherwise applicable principles of conflict of laws.  Any judicial proceeding involving any claim arising out of this Amendment or Executive’s employment with, or termination from, Company shall be conducted in Hawaii.

7.                                       This Amendment may be executed in one (1) or more counterparts, and by facsimile signature, each of which will be deemed to be an original copy of this Amendment and all of which when taken together will be deemed to constitute one and the same Amendment.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, the parties have duly executed this Amendment as of the date first written above.

/s/ David C. Cole
David C. Cole

Maui Land & Pineapple, Inc.

By:	/s/ Walter A. Dods Jr.
Name:	Walter A. Dods Jr.
Its:	Compensation Committee Chairman